                                       1
EXHIBIT 99.5

                     E-SYSTEMS, INC. EMPLOYEE SAVINGS PLAN

                              FINANCIAL STATEMENTS
                           TO ACCOMPANY 1998 FORM 5500
                     ANNUAL REPORT OF EMPLOYEE BENEFIT PLAN
                               UNDER ERISA OF 1974

                      FOR THE YEAR ENDED DECEMBER 31, 1998




Certain supplemental schedules that are required by the Employee Retirement Income Security Act of 1974 (ERISA) are not presented because they are not applicable.

                        Report of Independent Accountants

To the Participants and Administrator of the E-Systems, Inc. Employee Savings Plan:

In our opinion, the accompanying statements of net assets available for plan benefits and the related statement of changes in net assets available for plan benefits present fairly, in all material respects, the net assets available for benefits of The E-Systems, Inc. Employee Savings Plan (the "Plan") at December 31, 1998 and 1997, and the changes in net assets available for benefits for the year ended December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of Reportable Transactions is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

As discussed in Notes A and G to the financial statements, the Board of Directors of Raytheon Company voted on December 16, 1998, to merge the Plan into the Raytheon Savings and Investment Plan.

PricewaterhouseCoopers LLP

Boston, Massachusetts
June 4, 1999

                     E-SYSTEMS, INC. EMPLOYEE SAVINGS PLAN
                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                           December 31, 1998 and 1997


          ASSETS                         1998                      1997

Investments--at fair value:
  Mutual funds                       $633,702,737              $613,860,560
  Collective investment fund           57,431,843                61,180,556
  Raytheon common stock fund           31,793,467                35,787,508
  Participant loans                    21,561,171                22,992,597
                                     ------------              ------------
                                      744,489,218               733,821,221
                                     ------------              ------------
Receivables:
  Employee contributions                      798                 2,135,509
  Employer contributions                      755                 9,520,806
  Other                                     2,585
                                     ------------              ------------
          Total assets                744,493,356               745,477,536
                                     ------------              ------------
Liabilities:
  Transfer payables (Note G)          744,493,356
                                     ------------              ------------
          Total liabilities           744,493,356                        -
                                     ------------              ------------
Net assets available for benefits    $          -              $745,477,536
                                     ============              ============

The accompanying notes are an integral part of the financial statements.

                     E-SYSTEMS, INC. EMPLOYEE SAVINGS PLAN
                      STATEMENT OF CHANGES IN NET ASSETS
                             AVAILABLE FOR BENEFITS

                     for the year ended December 31, 1998



                                                        1998

Additions to net assets attributable to:
  Investment income (Notes B, E and H):
    Net appreciation of investments              $  38,648,777
    Interest & dividends                            46,828,458
                                                 -------------
                                                    85,477,235

Contributions and deferrals:
  Employee deferrals                                50,750,177
  Employer contributions                             8,219,008
  Transfers (Note F)                                   100,188
                                                 -------------
                                                    59,069,373

          Total additions                          144,546,608
                                                 -------------

Deductions from net assets attributable to:
  Distributions to participants                    145,309,738
  Administrative expenses                              117,034
  Transfers (Note F and G)                         744,597,372
                                                 -------------

          Total deductions                         890,024,144
                                                 -------------
Decrease in net assets                            (745,477,536)

Net assets, beginning of year                      745,477,536
                                                 -------------
Net assets, end of year                          $           0
                                                 =============

The accompanying notes are an integral part of the financial statements.

                      E-SYSTEMS, INC. EMPLOYEE SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

A.     Description of Plan:

       General

As more fully described in Note G, the E-Systems Inc. Employee Savings Plan (the "Plan") ceased to exist as of December 31, 1998 and effective January 1, 1999, the Plan was merged into the Raytheon Savings and Investment Plan (RAYSIP). The following description of the Plan provides only general information that is applicable through December 31, 1998. A detailed description of the Plan is contained in the Plan document.

The Plan is a defined contribution plan sponsored by Raytheon E-Systems, Inc. ("E-Systems" or the "Company"), a wholly owned subsidiary of Raytheon Company, which became effective January 1, 1995. Employees are immediately eligible to participate in the Plan. The Plan provides an individual account for each participant. Amounts disbursed to participants or transfers between funds are based solely upon amounts contributed to each participant's account adjusted to reflect any withdrawals and distributions, investment earnings attributable to such fund balances and appreciation or depreciation of the market value of the fund. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

       Contributions and Deferrals

Eligible employees are allowed to defer to the Plan up to 10% of their salaries. The Company contributes amounts equal to 50% of each participant's deferral, up to a maximum of 3% of the participant's salary. For 1998, the annual employee deferral for a participant cannot exceed $10,000. Rollover contributions from other qualified plans are accepted by the Plan.

The Plan also provides for Regular Discretionary Employer Contributions ("E-CAP") up to 1-1/2% of the lesser of (1) base rate of pay, or (2) W-2 pay plus elected reductions. To be eligible for this contribution, the participant must be an active employee on December 31. Certain Company subsidiaries may make Optional Employer Contributions. If employed by one of these subsidiaries on December 31, the participants receives an allocation equal to a certain percentage, determined by the Board of Directors of Raytheon Company, of the lesser of (1) base rate of pay, or (2) W-2 pay plus elected reductions.

Employee contributions are invested by the trustee as directed by participants and can be invested in any combination of the funds listed below. Company matching contributions, and other discretionary contributions, if any may be invested in a different combination of funds than the employee contributions. If a separate election for the Company contributions is not made by the participant, these contributions are then invested in the same fund or funds selected by the participant for their pre-tax contributions.

Participants have the option of investing their contributions in any of the following funds:

The Vanguard Retirement Savings Trust: investments seek the highest level of current income consistent with safety and stability of principal by investing primarily in contracts issued by life insurance companies, investment contracts issued by domestic commercial banks or United States branches of foreign banks, and other similar types of fixed-principal investments. The Trust may also hold no more than 15% of its assets in short-term obligations, money market funds, or federally insured deposits.

The Vanguard/Morgan Growth Fund: investments consist primarily of common stocks of corporations with either established growth patterns, emergin growth potential, or cyclical growth deposits.

The Vanguard/Windsor Fund: investments consist of a portfolio of common stocks, the objective of which is primarily long-term growth and secondly, current income through dividends.

The Vanguard Money Market reserves Prime Portfolio: investments consist of high-quality money market instruments that mature in one year or less.

The Vanguard Short-Term Corporate Bond Portfolio: investments consist of investment grade bonds with maturities from less than one to four years, including United States Treasury and agency obligations, the objective of which is primarily to conserve principal and secondly, to maximize current income.

The Vanguard Index Trust 500 Portfolio: investments consist of a portfolio of stocks designed to match the performance of Standard & Poor's 500 Corporate stock Price Index.

The Vanguard/Wellesley Income Fund: investments consist of about 60% in fixed-income securities and 40% in common stocks. The Fund objective is primarily current income through dividends, and secondly, moderate capital growth.

The Vanguard International Value Portfolio: investments seek maximum long-term total return consistent with reasonable risk by investing in a diversified group of large and medium-sized companies based outside of the United States. Total return includes both income and capital appreciation.

The Raytheon Common Stock Fund: investments consist of Raytheon Class B common stock. However, contributions may be invested in the Vanguard Money Market Reserves Prime Portfolio until a stock purchase is made.

       Participant Accounts

Each participant's account is credited with the participant's deferral, the Company's contribution and an allocation of plan earnings. Plan earnings are allocated based on account balances by fund.

                                       7
       Vesting

Participants are immediately 100% vested in their account balances derived from Company contributions, employee contributions and any amounts rolled over to the Plan from another eligible plan.

       Distributions to Participants

A participant may withdraw all or a portion of deferrals, employer contributions and related earnings upon attainment of age 59 1/2. For reasons of financial hardship, as defined in the Plan document, a participant may withdraw all or a portion of deferrals. On termination of employment, a participant will receive a lump-sum distribution unless the vested account is valued in excess of $3,500 and the participant elects to defer distribution. A retiree or a beneficiary of a deceased participant may defer the distribution until January of the year following attainment of age 65.

       Loans to Participants

A participant may borrow against a portion of the balance in the participant's account, subject to certain restrictions. The maximum amount of a loan is the lesser of one-half of the participant's vested account balance or $50,000. The minimum loan which may be granted is $500. The interest rate applied is equal to the prime rate published in the Wall Street Journal on the last business day of each quarter. Loans must be repaid over a period of up to 5 years by means of payroll deductions. In certain cases, the repayment period may be extended up to 15 years. Interest paid to the Plan on loans to participants is credited to the borrower's account in the investment fund to which repayments are made.

       Administrative Expenses

Substantially all expenses of administering the Plan are paid by the plan participants.

B.     Summary of Significant Accounting Policies:

The accompanying financial statements are prepared on the accrual basis of accounting.

The valuation of the Plans investments in all funds is based on the market value of the assets held in the funds. The Plan's relative interest in the funds is determined on a unit-method basis. The valuation of the Vanguard Funds is based on the closing market price of the assets which comprise the funds on the last business day of the Plan year. Investments in the Vanguard Retirement Savings Trust are carried at market value (which equals original cost plus accrued interest less any distribution). Contract value approximates market value. The valuation of Class B common stock in the Raytheon Common Stock Fund is based on closing market price as reported on the New York Stock Exchange on the last business day of the Plan year. Participant loans are valued at cost which approximates fair value.

Security transactions are recorded on trade date. Payables for outstanding security transactions represent trades which have occurred but have not yet settled.

The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments, which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis. Investment income includes both dividend and interest income.

       Benefits are recorded when paid.

The preparation of the financial statements in conformity with generally accepted accounting principles requires the Plan administrator to make significant estimates and assumptions that affect the reported amounts of net assets and liabilities available for benefits at the date of the financial statements and the change in net assets available for benefits during the reporting period and, when applicable, disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from the estimates included in the financial statements.

The Plan provides for various investment options in any combination of stocks, bonds, fixed income securities, mutual funds and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risk. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances and the amounts reported in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits.

C.     Federal Income Tax Status:

The Internal Revenue Service has determined and informed the Company by letter dated December 1996 that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (the "Code"). The Plan has been amended since the determination letter. However, the Plan administrator and the Plan's legal counsel believe that the Plan is currently designed and being operated in compliance with applicable requirements of the Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

D.     Plan Termination:

Although it has not expressed any intention to do so, the Company reserves the right under the Plan at any time or times to discontinue its contributions and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, amounts in participants' accounts will be distributed in a single lump sum; if the participant does not consent to an immediate distribution, the amount can be transferred to another defined contribution plan sponsored by the Company.
                                       9

E.     Related Party Transactions:

The Plan's trustee is Vanguard Fiduciary Trust Company (the "Trustee"). The Trustee holds the funds for the Plan and is responsible for managing the Plan's investment assets, executing all investment transactions, recording approved transactions, and, therefore these transactions qualify as party-in-interest.

In accordance with the provisions of the Plan, the Trustee acts as the Plan's agent for purchases and sales of Raytheon Company Common Stock. For the year ended December 31, 1998, purchases amounted to $14,712,663 and sales amounted to $20,317,082.

F.     Transfers:

Transfers include transfers of participant accounts, individually and/or in-groups, between the Plan and other plans included in the Raytheon Company Master Trust for those participants, and/or groups of participants, who changed plans during the year. Transfers also include transfers of participant accounts, individually and/or in-groups, between the Plan and similar savings plans of other companies for those participants who changed companies during the year.

G.     Transfer Payables:

As part of an overall effort to minimize plan design differences and increase administrative efficiencies, the Board of Directors of Raytheon Company voted on December 16, 1998 to merge the participants and their account balances from the Plan into the RAYSIP. Effective January 1, 1999, the plan provisions of the RAYSIP govern. The transfer payables represent a complete transfer of assets.

H.  Net Assets Availiable for Plan Benefits by Fund:

    The following is a summary of net assets available for plan benefits by fund as of December 31, 1998:

                                  Raytheon        Vanguard         Vanguard          Vanguard          Vanguard        Vanguard
                                   Common         Retirement     Morgan Growth        Windsor        Money Market     Short Term
                                  Stock Fund    Savings Trust        Fund              Fund           Reserves      Corporate Bond
Assets:
  Investments at fair value:
    Mutual Funds                                                  $113,211,987     $179,362,915     $90,549,186    $17,953,500
    Collective investment fund                    $57,431,843
    Raytheon Common Stock Fund     $31,793,467
    Participant loans
                                   -----------    -----------     ------------     ------------     -----------    -----------
          Total investments         31,793,467     57,431,843      113,211,987      179,362,915      90,549,186     17,953,500
                                   -----------    -----------     ------------     ------------     -----------    -----------
Receivables:
  Employee contributions                   588            131             (671)            (469)            275             43
  Employer contributions                   186             54               82              151              80             17
  Other receivables                        595            168              150              404             775             67
                                   -----------    -----------     ------------     ------------     -----------    -----------
          Total assets              31,794,836     57,432,196      113,211,548      179,363,001      90,550,316     17,953,627
                                   -----------    -----------     ------------     ------------     -----------    -----------
Liabilities:
  Transfer payables (Note G)        31,794,836     57,432,196      113,211,548      179,363,001      90,550,316     17,953,627
                                   -----------    -----------     ------------     ------------     -----------    -----------
          Total liabilities         31,794,836     57,432,196      113,211,548      179,363,001      90,550,316     17,953,627
                                   -----------    -----------     ------------     ------------     -----------    -----------
Net assets available
   for plan benefits               $         0    $         0     $          0     $          0     $         0    $         0
                                   ===========    ===========     ============     ============     ===========    ===========

                                       11

                                     Vanguard         Vanguard        Vanguard       Participant
                                   Index Trust       Wellesley      International       Loan
                                  500 Portfolio      Income Fund        Value           Fund             Total
Assets:
  Investments at fair value:
  Mutual Funds                     $175,613,111     $41,019,572     $15,992,466                       $633,702,737
  Collective investment fund                                                                            57,431,843
  Raytheon Common Stock Fund                                                                            31,793,467
  Participant loans                                                                  $21,561,171        21,561,171
                                   ------------     -----------     -----------      -----------      ------------
          Total investments         175,613,111      41,019,572      15,992,466       21,561,171       744,489,218
                                   ------------     -----------     -----------      -----------      ------------

Receivables:
  Employee contributions                    564             279              58                                798
  Employer contributions                    135              32              18                                755
  Other receivables                         364              11              51                              2,585
                                   ------------     -----------     -----------      -----------      ------------
          Total assets              175,614,174      41,019,894      15,992,593       21,561,171       744,493,356
                                   ------------     -----------     -----------      -----------      ------------

Liabilities:
  Transfer payables (Note G)        175,614,174      41,019,894      15,992,593       21,561,171       744,493,356
                                   ------------     -----------     -----------      -----------      ------------
          Total liabilities         175,614,174      41,019,894      15,992,593       21,561,171       744,493,356
                                   ------------     -----------     -----------      -----------      ------------
Net assets available for
   plan benefits                   $          0     $         0     $         0      $         0      $          0
                                   ============     ===========     ===========      ===========      ============

H.  Net Assets Availiable for Plan Benefits by Fund:

      The following is a summary of net assets available for plan benefits by fund as of December 31, 1997:

                                   Raytheon *         Vanguard*      Vanguard*       Vanguard*        Vanguard*    Vanguard
                                    Common          Retirement    Morgan Growth      Windsor       Money Market   Short Term
                                   Stock Fund     Savings Trust      Fund             Fund           Reserves    Corporate Bond
Assets:
  Investments at fair value:
    Mutual Funds                                                    $97,914,498      $226,774,736     $91,047,417    $16,848,440
     Collective investment fund                    $61,180,556
     Raytheon Common Stock Fund    $35,787,508
     Participant loans
                                   -----------     -----------      -----------      ------------     -----------    -----------
          Total investments         35,787,508      61,180,556       97,914,498       226,774,736      91,047,417     16,848,440
Receivables:
  Employee contributions               141,251         161,840          301,542           629,130         219,638         61,411
  Employer contributions             1,597,516         225,700          905,920         1,566,103       2,542,782        142,667
  Other Receivables
                                   -----------     -----------      -----------      ------------     -----------    -----------
          Total assets              37,526,275      61,568,096       99,121,960       228,969,969      93,809,837     17,052,518
                                   -----------     -----------      -----------      ------------     -----------    -----------
Liabilities:
                                   -----------     -----------      -----------      ------------     -----------    -----------
          Total liabilities                 -               -                -                 -               -              -
                                   -----------     -----------      -----------      ------------     -----------    -----------
Net assets available
  for plan benefits                $37,526,275     $61,568,096      $99,121,960      $228,969,969     $93,809,837    $17,052,518
                                   ===========     ===========      ===========      ============     ===========    ===========

                                       13

                                     Vanguard*        Vanguard        Vanguard       Participant
                                    Index Trust      Wellesley      International       Loan
                                   500 Portfolio    Income Fund         Value           Fund             Total
Assets:
  Investments at fair value:
    Mutual Funds                   $134,265,332    $32,126,350      $14,883,787                       $613,860,560
    Collective investment fund                                                                          61,180,556
    Raytheon Common Stock Fund                                                                          35,787,508
    Participant loans                                                                $22,992,597        22,992,597
                                   ------------    -----------      -----------      -----------      ------------
          Total investments         134,265,332     32,126,350       14,883,787       22,992,597       733,821,221

Receivables:
  Employee contributions                434,798        109,353           76,546                          2,135,509
  Employer contributions              1,732,435        462,314          345,369                          9,520,806
  Other Receivables
                                   ------------    -----------      -----------      -----------      ------------
          Total assets              136,432,565     32,698,017       15,305,702       22,992,597       745,477,536
                                   ------------    -----------      -----------      -----------      ------------
Liabilities:
                                   ------------    -----------      -----------      -----------      ------------
          Total liabilities                  -              -                -                -                 -
                                   ------------    -----------      -----------      -----------      ------------
Net assets available
  for plan benefits                $136,432,565    $32,698,017      $15,305,702      $22,992,597      $745,477,536
                                   ===========     ===========      ===========      ===========      ============

*Represents more than 5% of net assets available for plan benefits

H.  Changes in Net Assets Availiable for Plan Benefits by Fund:

      The following is a summary of changes in net assets available for plan benefits by fund as of December 31, 1998:

                                  Raytheon        Vanguard         Vanguard          Vanguard          Vanguard        Vanguard
                                   Common         Retirement     Morgan Growth        Windsor        Money Market     Short Term
                                  Stock Fund    Savings Trust        Fund              Fund           Reserves      Corporate Bond
Additions to net assets
  attributable to:
    Investment income
     Net appreciation
      (depreciation)               $3,271,481                     $12,070,155     ($16,306,145)                    $   38,494
     Interest & dividends             461,134     $ 3,816,141       9,102,200       17,415,762    $   4,980,264     1,125,397

Contributions and  transfers:
  Employee contributions            3,115,521       2,742,863       8,016,899       13,263,615        3,711,186      1,301,151
  Employer contributions              596,771         560,049       1,206,693        2,229,943          763,562        231,953
  Transfers (Note F and G)                439              39             598              986              204             37
                                   ----------     -----------     -----------     ------------    -------------    -----------
          Total additions           7,445,346       7,119,092      30,396,545       16,604,161        9,455,216      2,697,032

Deductions from net assets
  attributable to:
    Distributions to participants   3,859,905     17,094,278       16,579,289       34,765,672      22,270,456       3,464,245
    Administrative expenses            12,228          3,329           14,525           24,010          25,207           2,725
    Transfers (Notes F and G)      31,806,164     57,432,195      113,243,716      179,365,102      90,550,316      17,955,055
                                   ----------     -----------     -----------     ------------    -----------      -----------
          Total deductions         35,678,297     74,529,802      129,837,530      214,154,784     112,845,979      21,422,025

Interfund Transfers                (9,293,324)     5,842,614          319,025      (31,419,346)      9,580,926       1,672,475
                                                                                .
Decrease in net assets            (37,526,275)   (61,568,096)     (99,121,960)    (228,969,969)    (93,809,837)    (17,052,518)
                                   ----------     -----------     -----------      -----------    ------------     -----------

Net assets, beginning of year      37,526,275     61,568,096       99,121,960      228,969,969      93,809,837       17,052,518
                                  -----------    -----------      -----------     ------------    ------------      -----------
Net assets, end of year           $         0    $        0       $         0     $          0    $          0      $         0
                                  ===========    ==========       ===========     ============    ============      ===========

                                       15

                                     Vanguard         Vanguard        Vanguard       Participant
                                    Index Trust      Wellesley      International       Loan
                                   500 Portfolio    Income Fund         Value           Fund             Total
Additions to net assets
  attributable to:
   Investment income
   Net appreciation
     (depreciation)                $  37,725,059    $  242,309      $  1,607,424                      $38,648,777
   Interest & dividends                2,822,467     3,849,330         1,226,704     $2,029,059        46,828,458

Contributions and  transfers:
  Employee contributions              13,598,274     3,228,244         1,772,424                       50,750,177
  Employer contributions               1,859,070       485,963           285,004                        8,219,008
  Transfers (Note F and G)                 1,288           168               460         95,969           100,188
                                    ------------   -----------      ------------   ------------      ------------
          Total additions             56,006,158     7,806,014         4,892,016      2,125,028       144,546,608

Deductions from net assets
  attributable to:
    Distributions to participants     35,011,683     7,372,390         2,479,399      2,412,421       145,309,738
    Administrative expenses               24,800         6,739             3,471              0           117,034
    Transfers (Notes F and G)        175,646,449    41,019,895        16,017,309     21,561,171       744,597,372
                                    ------------   -----------      ------------   ------------      ------------
          Total deductions           210,682,932    48,399,024        18,500,179     23,973,592       890,024,144

Interfund Transfers                   18,244,209     7,894,993        (1,697,539)    (1,144,033)                0

Decrease in net assets              (136,432,565)  (32,698,017)      (15,305,702)   (22,992,597)     (745,477,536)
                                    ------------   -----------       -----------   ------------      ------------
Net assets, beginning of year        136,432,565    32,698,017        15,305,702     22,992,597       745,477,536
                                    ------------   -----------       -----------   ------------      ------------
Net assets, end of year             $          0   $         0       $         0    $         0      $          0
                                    ============   ===========       ===========    ===========      ============


                     E-SYSTEMS, INC. EMPLOYEE SAVINGS PLAN
                 LINE 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                      for the year ended December 31, 1998


                                     Cost of                          Historical    Current Value of Assets        Historical
   Description of Asset           Purchase Price  Selling Price     Cost of Asset    on Transaction Date          Gain (Loss)
Category (iii)--Series
of securities transactions
Vanguard 500 Index Fund            $81,138,253                                       $81,138,253
Vanguard 500 Index Fund                            $77,516,822      $60,408,602       77,516,822                  $17,108,220
Vanguard Morgan Growth Fund         40,366,110                                        40,366,110
Vanguard Morgan Growth Fund                         37,139,375       32,953,957       37,139,375                    4,185,418
Vanguard Prime Money Market         77,930,088                                        77,930,088
Vanguard Prime Money Market                         78,428,524       78,428,524       78,428,524
Vanguard Windsor Fund               49,282,450                                        49,282,450
Vanguard Windsor Fund                               80,389,112       77,116,825       80,389,112                    3,272,287
Vanguard Retirement Savings Trust   27,412,254                                        27,412,254
Vanguard Retirement Savings Trust                   31,161,006       31,161,006       31,161,006
Raytheon Common Stock Fund          25,752,750                                        25,752,750
Raytheon Common Stock Fund                          33,018,710       30,456,483       33,018,710                    2,562,227

There were no category (i), (ii) or (iv) reportable transactions during 1998.

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